Exhibit 10.1

FIRST LEASE ADDENDUM

THIS FIRST LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 29TH DAY OF MAY, 2015, BY AND BETWEEN SUNSET LAND COMPANY, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (HEREINAFTER REFERRED TO AS “LANDLORD”) AND STEADYMED THERAPEUTICS, INC. (HEREINAFTER REFERRED TO AS “TENANT”).

IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED MAY 1, 2015 (HEREINAFTER REFERRED TO AS “LEASE”) IN THE FOLLOWING MANNER:

Section 1.      PREMISES. The last two (2) sentences of this Section 1 are hereby deleted and replaced in their entirety by the following:

“Landlord using Landlord’s building standard materials shall provide the work as shown on the attached Exhibit C. Any changes to the plan which have been approved by Tenant and that increase the cost of the work shall be paid for by Tenant within thirty (30) days from receipt of Landlord’s invoice for any such excess cost.”

Section 2.      TERM

Subsection 2.1               Term. The Term of the Lease is hereby changed from three (3) years to four (4) years, and with such change the term is extended.

With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

Landlord:		Tenant:

Sunset Land Company, LLC,		SteadyMed Therapeutics, Inc.
a California limited liability company

DocuSigned by:
By:	/s/ David Jew	By:	/s/ Jonathan Rigby
A4BA5472AB677449
Title:	VP - Finance	Title:	CEO

By:	/s/ Steven Barale

Title:	Controller

Date:	5-29-2015	Date:	5/26/2015

Existing Premises: Bishop Ranch 3, Building EE 2603 Camino Ramon, Suite 350 San Ramon, CA 94583